UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

PACIFIC OFFICE PROPERTIES TRUST, INC.
__________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
__________________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

841 Bishop Street, Suite 1700 Honolulu, Hawaii	96813
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

(808) 521-7444
(Registrant’s telephone number, including area code)

Not applicable
__________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2015, Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) of which Pacific Office Properties Trust, Inc. (the “Corporation”) is the sole general partner, entered into an amendment to its Credit Agreement with First Hawaiian Bank (the “Lender”) dated September 2, 2009, as subsequently amended on December 31, 2009, May 25, 2010 and December 31, 2013 (the “FHB Credit Facility”), to extend the scheduled maturity date from December 31, 2015 to December 31, 2016. No other terms of the FHB Credit Facility were amended.

As security for the FHB Credit Facility, Shidler Equities L.P. (“Shidler Equities”), a Hawaii limited partnership controlled by Jay H. Shidler, the Corporation’s Chairman of the Board of Directors, has previously pledged (the “Shidler Equities Pledge”) to the Lender a certificate of deposit in the principal amount of $25 million. As a condition to continuing to provide the Shidler Equities Pledge, on December 31, 2015, the Operating Partnership and Shidler Equities amended the Indemnification Agreement, dated as of September 2, 2009, as subsequently amended on December 31, 2009, May 25, 2010 and December 31, 2013 (the “Indemnification Agreement”). Pursuant to the Indemnification Agreement, as amended, the Operating Partnership has agreed to continue to indemnify Shidler Equities from any losses, damages, costs and expenses incurred by Shidler Equities in connection with the Shidler Equities Pledge through the extended maturity date of the FHB Credit Facility. No other terms of the Indemnification Agreement were amended.

Concurrently with the extension of the maturity date of the FHB Credit Facility, on December 31, 2015, the Operating Partnership entered into an amendment with the holders of its outstanding promissory notes in the aggregate principal amount of $29.4 million payable to certain current and former affiliates to extend the stated maturity date of each of these promissory notes to the earlier to occur of December 31, 2016 and the date on which the Operating Partnership has fully satisfied, or is released from, any liability under the Indemnification Agreement. No other terms of these promissory notes were amended. As of September 30, 2015, accrued and unpaid interest on these promissory notes totaled $14.9 million in aggregate.

As previously disclosed, certain of these promissory notes, having an aggregate principal amount of $21.1 million, were issued in 2008 as consideration for having funded certain capital improvements prior to the completion of our formation transactions and upon the exercise of an option granted to us as part of our formation transactions in 2008. Based on their respective ownership in the entities holding these promissory notes, the aggregate principal amount attributable to each of Messrs. Shidler (our Chairman of the Board), James C. Reynolds (who beneficially owns approximately 12% of our Class A Common Stock), James R. Ingebritsen (our former Chief Executive Officer), Matthew J. Root (our former Chief Investment Officer) and Lawrence J. Taff (our current Chief Executive Officer and Chief Financial Officer) was $6.8 million, $6.1 million, $2.7 million, $2.7 million and $2.0 million, respectively. Interests in the remaining $0.8 million are held by entities controlled by Mr. Reynolds.

The remainder of these promissory notes, having an aggregate principal amount of $8.3 million, were issued in 2014 to settle claims under tax protection agreements relating to the sale of our First Insurance Center property in 2012. These notes were issued to the following persons or to entities controlled by such persons in the following principal amounts: Mr. Shidler ($2.0 million), Mr. Reynolds ($2.7 million), Mr. Ingebritsen ($1.3 million), Mr. Root ($1.3 million) and Mr. Taff ($1.1 million).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:     /s/ Kimberly F. Aquino
Name:    Kimberly F. Aquino
Title:    Vice President and Corporate Secretary

Dated: January 7, 2016